Tecogen to Transition Listing of Shares to OTC Markets

WALTHAM, MA, May 29, 2020– Tecogen Inc. (NASDAQ: TGEN), a clean energy company providing ultra-efficient and clean on-site power, heating and cooling equipment, today notified The Nasdaq Stock Market LLC that Tecogen is voluntarily de-listing its shares of common stock from The Nasdaq Stock Market LLC’s Capital Market and de-registering its shares under Section 12(b) of the Securities Exchange Act of 1934. The Company intends for its shares of common stock to be quoted on the OTC Markets Group Inc.’s OTCQX Best Market.
Tecogen has identified cost savings opportunities associated with moving the company’s listing to OTC Markets, including reduced annual maintenance fees and potential reductions in the costs and management attention required in connection with certain compliance matters.
“Tecogen made the decision to transition its listing from NASDAQ to OTC Markets following a review of highly erratic trading in the company’s shares beginning in May including significant volume increases, share price declines, and extremely low closing bid prices consistently submitted at the end of each trading day, resulting in potential difficulty in satisfying NASDAQ’s closing bid price listing requirement” stated John Hatsopoulos, Tecogen’s Lead Director. Mr. Hatsopoulos also noted that “Tecogen will continue to provide all required disclosures to provide transparency regarding the company and its business, and we believe that trading on OTC Markets will provide adequate liquidity for trading of Tecogen shares at less cost to the company.”
About Tecogen
Tecogen Inc. designs, manufactures, sells, installs and maintains high efficiency, ultra-clean, cogeneration products including combined heat and power, air conditioning systems and high-efficiency water heaters for residential, commercial, recreational and industrial use. The company provides cost efficient, environmentally friendly and reliable products for energy production that, through patented technology, nearly eliminate criteria pollutants and significantly reduce a customer’s carbon footprint.
In business for over 35 years, Tecogen has shipped more than 3,000 units, supported by an established network of engineering, sales and service personnel across the United States. For more information, please visit www.tecogen.com or contact us for a free Site Assessment.
Tecogen, InVerde e+, Ilios, Tecochill, and Ultera are registered or pending trademarks of Tecogen Inc.

Tecogen Inc.
45 First Avenue, Waltham, MA 02451 • ph: 781-466-6400 • fax: 781-466-6466 • www.tecogen.com

Forward Looking Statements
This press release contains “forward-looking statements” which may describe strategies, goals, outlooks or other non-historical matters, or projected revenues, income, returns or other financial measures, that may include words such as "believe," "expect," "anticipate," "intend," "plan,"  "estimate," "project," "target," "potential," "will," "should," "could," "likely" or "may" and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.
In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors,” among the factors that could cause actual results to differ materially from past and projected future results are the following: fluctuations in demand for our products and services, competing technological developments, issues relating to research and development, the availability of incentives, rebates and tax benefits relating to our products and services, changes in the regulatory environment relating to our products and services, integration of acquired business operations and the ability to obtain financing on favorable terms to fund existing operations and anticipated growth.
Tecogen Media & Investor Relations Contact Information: Benjamin Locke, CEO
P: (781) 466-6402
E: Benjamin.Locke@Tecogen.com

Tecogen Inc.
45 First Avenue, Waltham, MA 02451 • ph: 781-466-6400 • fax: 781-466-6466 • www.tecogen.com